UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2014

HESKA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(Address of principal executive offices) (Zip code)

(970) 493-7272
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 26, 2014, Heska Corporation (the "Company") entered into new employment agreements with two of its executive officers.  Pursuant to these agreements, immediately following the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "10-K") with the Securities and Exchange Commission (the "SEC"), Robert B. Grieve. Ph.D. was to be appointed as the Company's Executive Chair and Kevin S. Wilson was to be appointed as Chief Executive Officer and President of the Company.  This occurred on March 31, 2014, immediately following the filing of the 10-K with the SEC.  For Mr. Wilson, the information required by Item 5.02(c)(2) of Form 8-K is incorporated by reference to the information included in the 10-K filed with the SEC on March 31, 2014, under footnote 3 to the Company's notes to its audited consolidated financial statements captioned "Acquisition and Related Party Items",  under Item 1A captioned "Our February 2013 acquisition of a 54.6% majority interest (the "Acquisition") in Cuattro Veterinary USA, LLC, which has been renamed Heska Imaging US, LLC, is subject to various puts and calls and other provisions which could be detrimental to the interests of our shareholders." and under Item 7 captioned "Liquidity, Capital Resources and Financial Condition."

In connection with the management restructuring discussed in the previous paragraph, on March 26, 2014, the Company entered into (i) an employment agreement with Mr. Wilson (the "Wilson Employment Agreement") and (ii) an employment agreement with Dr. Grieve (the "Grieve Employment Agreement").  In addition, the Company also executed a founder emeritus consulting agreement with Dr. Grieve (the "Grieve Consulting Agreement").  We believe these agreements supersede the Employment Agreement effective as of February 22, 2013 between the Company and Mr. Wilson and the Employment Agreement between the Company and Dr. Grieve dated March 29, 2006 and amended effective as of January 1, 2008 (the "Prior Grieve Employment Agreement"). The material terms of these new agreements, each of which have been filed as exhibits to the 10-K, are as follows:

Wilson Employment Agreement

●	The term of the Wilson Employment Agreement is to expire on March 26, 2018.
●	Mr. Wilson is to serve as Chief Executive Officer and President at an annual base salary of $275,000.
●	The Board has agreed to nominate Mr. Wilson for election to a three-year term as a board member at the Company's annual meeting of stockholders for 2014 (the "2014 Annual Meeting").
●	Mr. Wilson remains eligible to participate in the Company's Management Incentive Plan (the "MIP") for the period January 1, 2014 to March 31, 2014.
●
On March 26, 2014, the Company granted to Mr. Wilson 110,000 shares of restricted stock (the "Time Grant") under the Company's 1997 Stock Incentive Plan (the "Plan"), which shares shall vest and the provisions regarding forfeiture shall expire, subject to the terms and conditions of the related award agreement which has been filed as an exhibit to the 10-K, as follows: (i) 27,500 shares shall vest on the six-month anniversary of the Wilson Employment Agreement on September 26, 2014 and (ii) an additional 27,500 shares shall vest on each of March 26, 2015, 2016, and 2017.

●
At its 2014 Annual Meeting, the Company is to propose for approval by its stockholders an additional 130,000 shares of the Company's common stock to be authorized for issuance under the Plan (the "Share Increase").  If the Share Increase is approved, (i) the Company is to grant to Mr. Wilson 130,000 shares of restricted stock (the "Conditional Grant") under the Plan, which shares shall vest and the provisions regarding forfeiture shall expire, subject to the terms and conditions of the related award agreement, in tranches of 13,000 shares based upon the market price of the Company's common stock reaching targeted thresholds and the Adjusted EBITDA of the Company reaching other targeted thresholds and (ii) Mr. Wilson is not to participate in the MIP.  If, and only if, the Share Increase is not approved at the 2014 Annual Meeting, in lieu of the Conditional Grant, (i) the Company is to increase Mr. Wilson's annual base salary to $400,000 and (ii) Mr. Wilson is to again be eligible to participate in the MIP at a target percentage of no less than 50% of base salary.

●
Mr. Wilson is to devote full business time hours, as well as other such attention, skills, time and business efforts to the Company as are necessary to act as Chief Executive Officer and President; provided, however, that Mr. Wilson may perform part-time management activities for Cuattro, LLC, Cuattro Software, LLC, Cuattro Medical, LLC, and Cuattro Veterinary, LLC as long as such services do not interfere with Mr. Wilson's obligations to the Company.

●
Mr. Wilson is to be eligible to participate in the benefit programs, such as the Company's 401(k) plan, generally available to the Company's executive officers, other than the MIP, if the Share Increase is approved at the 2014 Annual Meeting.

●
Should Mr. Wilson resign for good reason or be terminated without cause (other than in connection with a change of control) or be terminated due to Mr. Wilson's death or disability, he is to be entitled to a payment of an amount equal to six months' base salary. Additionally, should Mr. Wilson be terminated without cause (other than in connection with a change of control), he is to be entitled to the vesting of the Conditional Grant shares if the aforementioned market price or Adjusted EBITDA thresholds are reached within 180 days after such termination.  Should Mr. Wilson resign for good reason or be terminated without cause in connection with a change of control of the Company, he is to be entitled to (i) a payment of an amount equal to 12 months' base salary, (ii) the vesting of a portion of the Time Grant shares based on the amount of time served in the current period preceding the next Time Grant vesting date, (iii) the vesting of the Conditional Grant shares if the consideration paid in the change of control reaches the aforementioned market price thresholds, and (iv) the vesting of the Conditional Grant shares if the Adjusted EBITDA for the Company for the full twelve-month period immediately preceding the change of control reaches the aforementioned thresholds.

Grieve Employment Agreement

●	The term of the Grieve Employment Agreement is to expire on April 30, 2017, unless earlier terminated in accordance with its terms.
●
Dr. Grieve shall serve as Executive Chair at a monthly base salary of $39,655 through April 30, 2014, $27,750 from May 1, 2014 through April 30, 2015, $24,500 from May 1, 2015 through April 30, 2016, and $21,000 from May 1, 2016 through April 30, 2017.

●	The Board has agreed to nominate Dr. Grieve for election to a three-year term as a board member at the 2014 Annual Meeting.
●
In lieu of certain severance payments, benefits, and accelerated vesting of equity to which Dr. Grieve would have been entitled pursuant to the term of the Prior Grieve Agreement as a result of the diminishment of his duties as Chief Executive Officer, the Company has agreed to grant the following to Dr. Grieve: (i) a one-time cash payment of $475,000 to be made on April 30, 2017 (the "Termination Payment"), and (ii) $350,000 in shares of restricted stock, which shares shall vest and the provisions regarding forfeiture shall expire, subject to the terms and conditions of the related award agreement, on April 30, 2017.  40,000 shares of restricted stock were granted to Dr. Grieve on March 26, 2014 based on the closing market price on that day pursuant to this provision.

●
Dr. Grieve is to be eligible to participate in the MIP through December 31, 2014 at a target percentage of (i) no less than 50% of base salary for the period January 1, 2014 through April 30, 2014 and (ii) no less than 35% of base salary for the period May 1, 2014 through December 31, 2014.  In lieu of eligibility for an MIP payout under the MIP in 2015 and 2016, the Company was to grant to Dr. Grieve $50,000 and $25,000, respectively, in shares of restricted stock, which shares shall vest and the provisions regarding forfeiture shall expire, subject to the terms and conditions of the related award agreement, on April 30, 2017.  5,715 and 2,857 shares of restricted stock were granted to Dr. Grieve on March 26, 2014 based on the closing market price on that day pursuant to this provision.

●
Other than in special circumstances, Dr. Grieve shall not be eligible to receive periodic equity grants normally made to executives of the Company.  In lieu of such grants, on March 26, 2014, the Company granted Dr. Grieve 15,000 shares of restricted stock, which shares shall vest and the provisions regarding forfeiture shall expire, subject to the terms and conditions of the related award agreement, on April 30, 2017.

●
Dr. Grieve shall devote such business efforts and time as Dr. Grieve shall reasonably determine are required to carry out his duties.  It is not intended that the role of Executive Chair be a full-time position.

●	Other than as described above, Dr. Grieve is to be eligible to participate in the health and other benefit programs generally available to the Company's executive officers.
●
Should Dr. Grieve resign for good reason or be terminated without cause or due to Dr. Grieve's death or disability, he is to be entitled to (i) accelerated payment of the Termination Payment within ten days thereof, (ii) continued monthly payments equal to the base salary Dr. Grieve would have been entitled to under the Grieve Employment Agreement until the earlier of April 30, 2017 or twenty-four months from the date of resignation or termination, (iii) continued benefits for Dr. Grieve and his eligible dependents through April 30, 2017 or an earlier date of employment by another employer providing comparable benefits, (iv) a pro-rated bonus as may have been earned under the Bonus Plan, if the date of resignation or termination occurs before December 31, 2014, and (v) accelerated vesting of all or some of the aforementioned awards of shares of restricted stock, depending upon the date of resignation or termination.

Grieve Consulting Agreement

●
Effective upon the date that the Grieve Employment Agreement expires or is terminated for any reason and continuing for a period of five years, Dr. Grieve shall serve as an independent contractor consultant to the Chair of the Board of the Company at an annual consulting fee of $100,000.

●	Dr. Grieve is to assign all defined creations and intellectual property to the Company, as well as to agree to customary non-competition and nonsolicitation language.
●
Dr. Grieve is to participate in the health benefit programs generally available to the Company's executive officers, or receive equivalent benefits if ineligible, but shall not be eligible to participate in those benefit programs available to employees for which an independent contractor is ineligible.

The summaries included above of the material terms of each of the foregoing agreements that are currently in effect are qualified in their entirety by reference to the full text of each of the agreements, each of which have been filed with the SEC as exhibits to the 10-K. Investors and other interested parties are urged to read each of these agreements in their entirety because they contain important information.

Cautionary Note Regarding Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to executive compensation and equity grants.  These statements are based on current expectations and are subject to a number of risks and uncertainties, including whether certain grants will be approved by the Company's stockholders and whether the Company will achieve targeted financial performance in future periods during the terms of the agreements described above.  Therefore, actual results could differ materially from those expressed or forecasted in any such forward-looking statements as a result of a number of factors, including those set forth in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in the Company's 10-K for the year ended December 31, 2013.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation

Dated: April 1, 2014	By:	/s/ Jason A. Napolitano
Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary